                                      NEWELL CO.

                             Medium-Term Notes, Series A,
                      Due Nine Months or More From Date of Issue

                      FIRST AMENDMENT TO DISTRIBUTION AGREEMENT


                                                                   June 6, 1997

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1323

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017

FIRST CHICAGO CAPITAL MARKETS, INC.
One First National Plaza
Mail Suite 0595, 8th Floor
Chicago, Illinois  60670

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway, 2nd Floor
New York, New York  10036


Dear Sirs:

    Newell Co., a Delaware corporation (the "Company"), and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Original Agents") have entered into a Distribution Agreement, dated May 3, 1996 (the "Agreement"), with respect to the issue and sale by the Company of its Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue (the "Notes"). The Company, each of the Original Agents and First Chicago Capital Markets, Inc. ("First Chicago") now desire to amend the Agreement in the manner described below. Terms used and not otherwise defined in this First Amendment to Distribution Agreement have the meanings set forth in the Agreement.

    1. The Company hereby formally notifies each of the Original Agents that, effective as of the date hereof, it has appointed First Chicago as an Agent (as defined in the Agreement) under the Agreement with respect to the issue and sale of the Notes, on the terms and subject to the conditions set forth in the Agreement, as amended hereby. Pursuant to Section 1(a) of the Agreement, First Chicago, in order to be appointed an Agent to act on the Company's behalf, or to assist the Company in the placement of the Notes, agrees to be bound by the terms and provisions of the Agreement, as amended hereby.

    2. Effective as of the date hereof, the Agreement is amended in the manner described below:

         a. All references in the Agreement to anAgent or the Agents shall be deemed to include First Chicago Capital Markets, Inc.

         b. All references in the Agreement to a Note or Notes shall be deemed to include any Notes that are Remarketed Notes (as defined in the Prospectus).

         c.   Section 2(a) of the Agreement is amended to add a new subsection
              (xvi), set out below in its entirety:

              "(xvi) Authorization and Validity of the Remarketing Agreement. The Remarketing Agreement (as defined in the Prospectus), if applicable, has been duly and validly authorized, executed and delivered by the Company and, assuming the Remarketing Agreement has been duly authorized, executed and delivered by the Remarketing Agent or Remarketing Agents (as defined in the Prospectus), will be a valid and legally binding agreement of the Company."

         d. Section 2(a)(ix) of the Agreement is deleted in its entirety and replaced by the following:

              "(ix) No Defaults. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except when such default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Remarketing Agreement, if applicable, the Indenture and the Notes, the compliance by the Company with its obligations hereunder and thereunder and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company."

         e. Section 5(a)(2)(viii) of the Agreement is amended to add the phrase "Special Provisions Relating to Remarketed Notes," before the phrase "Special Provisions Relating to Foreign Currency Notes."

         f. Section 5(a)(2)(xii) of the Agreement is amended to add the phrase "the Remarketing Agreement, if applicable" between the phrases "the Agreement," and "the Indenture."

         g. Section 5(a)(2) of the Agreement is amended to add a new subsection (xvi) as set out below:

              "(xvi) The Remarketing Agreement if applicable, has been duly and validly authorized, executed and delivered by the Company."

         h. For purposes of determining the compensation payable to the applicable Agent or Agents in accordance with Schedule A to the Agreement in connection with the sale of any Remarketed Notes, all references in such Schedule A to "Maturity Ranges" shall be deemed to be to the period to the first Interest Rate Adjustment Date (as defined in the Prospectus).

    3. Pursuant to Section 3(c) of the Agreement, the parties hereto agree that the Administrative Procedures attached hereto as Exhibit A shall apply with respect to the sale and/or remarketing of Remarketed Notes.

    If the foregoing is in accordance with your understanding of this First Amendment to the Agreement, please sign and return to the Company a counterpart hereof, whereupon this agreement along with all counterparts will become a binding agreement between the Company and the Agents, including First Chicago, in accordance with its terms.

                                  Very truly yours,

                                  NEWELL CO.

                                  By:    __________________________
                                  Name:  C.R. Davenport
                                  Title: Vice President-Treasurer



Confirmed and accepted by:


Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

By: _________________________________
Name:
Title:

Chase Securities Inc.

By: _________________________________
Name:
Title:

First Chicago Capital
Markets, Inc.

By: _________________________________
Name:
Title:

Morgan Stanley & Co. Incorporated

By: _________________________________
Name:
Title:

                                      NEWELL CO.

                              ADMINISTRATIVE PROCEDURES

                           FOR MEDIUM TERM NOTES, SERIES A
                                  (REMARKETED NOTES)
                              (DATED AS OF JUNE 6, 1997)


    Medium Term Notes, Series A ("Medium Term Notes"), issued as Remarketed Notes (the "Notes") are to be offered from time to time by Newell Co., a Delaware corporation (the "Company"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Chase Securities Inc. ("Chase Securities"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and First Chicago Capital Markets, Inc. ("First Chicago" and, together with Merrill Lynch, Chase Securities and Morgan Stanley, the "Agents" and individually, an "Agent"), pursuant to a Distribution Agreement dated May 3, 1995 and amended as of June 6, 1997 (as amended, supplemented or otherwise modified, the "Distribution Agreement") between the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents) in which case the Agents will act as agents of the Company in soliciting Note purchases. Each sale of Notes will be made in accordance with terms agreed upon by the related Agent or Agents and the Company in a Terms Agreement in the form included in Exhibit A to the Distribution Agreement. Only those provisions in these Administrative Procedures that are applicable to the particular role that an Agent will perform shall apply.

    The Notes will be issued pursuant to an Indenture, dated as of November 1, 1995 (the "Indenture"), between the Company and The Chase Manhattan Bank (as successor in interest to The Chase Manhattan Bank (National Association)), as trustee with respect to the Notes (the "Trustee"). In accordance with the provisions of the Indenture, the Trustee will act as Authenticating Agent, Transfer Agent and Paying Agent with respect to the Notes. Unless the context otherwise requires, references herein to the Indenture include the form of Note adopted in accordance with the terms of the Indenture.

    A Registration Statement on Form S-3 (No. 33-64225) (the "Registration Statement") with respect to debt securities, including the Notes, has been filed under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "Commission") and declared effective on January 23, 1996. The most recent base Prospectus included in the Registration
Statement, as supplemented by the Prospectus Supplement dated   June 9, 1997
with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the

Prospectus setting forth the purchase price, interest rate and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

    The Notes will be issued in fully registered book-entry form and delivered to the Trustee, as custodian for The Depository Trust Company ("DTC"). The terms of the initial issuance of each Note will be recorded on Annex A to the book-entry note representing such Note. All other variable terms of the Notes in connection with remarketings will be maintained in the Trustee's records. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

    As set forth in the Prospectus, the Company shall appoint one or more remarketing agents (each, a "Remarketing Agent" and, collectively, the "Remarketing Agents") with respect to the Notes pursuant to one or more remarketing agreements (collectively, the "Remarketing Agreement").

    General procedures relating to the initial issuance of Notes are set forth in Part I hereof. Certain procedures relating to the remarketing of Notes are set forth in Part II hereof. Certain DTC procedures relating to the initial issuance and remarketing of Notes are set forth in Part III hereof. Procedures relating to the payment of principal and interest are set forth in Part IV hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

    The Administrative Procedures, dated as of May 3, 1996, relating to the Medium Term Notes shall apply to the Notes except as modified or superseded hereby. In the event of any discrepancy between these Administrative Procedures and the Distribution Agreement, the Remarketing Agreement, the Letter of Representations or the Indenture, the latter documents shall govern.

                       PART I:  PROCEDURES FOR INITIAL ISSUANCE
                                       OF NOTES


Preparation of Pricing Supplement: If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 under the 1933 Act. Information to be included in the Pricing Supplement shall include:

                                   1.  the name of the Company;

                                   2.  the title of the securities, including
                                       series designation;

                                   3.  the date of the Pricing Supplement and
                                       the dates of the Prospectus and
                                       Prospectus Supplement to which the
                                       Pricing Supplement relates;

                                   4.  the name of the Offering Agent (as
                                       hereinafter defined);

                                   5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                                   6.  with respect to Notes sold to the
                                       Offering Agent as principal, whether
                                       such Notes will be resold by the
                                       Offering Agent to investors and other
                                       purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent or (iii) at 100% of their principal amount;

                                   7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at a specified percentage of their principal amount;

                                   8.  the Offering Agent's commission or
                                       underwriting discount;


                                   9.  net proceeds to the Company;

                                   10. the Principal Amount, Original Issue
                                       Date, Stated Maturity, Initial Interest
                                       Rate, Initial Interest Rate Period, first
                                       Interest Rate Adjustment Date, Interest
                                       Payment Date(s) and Record Date(s) in
                                       respect of the Initial Interest Rate
                                       Period, and Redemption or Repayment
                                       provisions, if any, applicable to the
                                       Initial Interest Rate Period; and

                                   11. any other provisions of the Notes
                                       material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                                   One copy of such filed document will be sent by telecopy or overnight express (for delivery as soon as practicable following the trade, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent that made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch, to: Tritech Services,
                                   40 Colonial Drive, Piscataway, New Jersey
                                   08854, Attention: Prospectus
                                   Operations/Nachman Kimerling,
                                   Telephone: (908) 885-2768, Telecopier:
                                   (908) 885-2774/5/6; If to Chase Securities, to: 270 Park Avenue, 8th Floor New York, New York 10017, Attention: Medium-Term Note Desk, Telephone: (212) 834-4421,
                                   Telecopier:  (212) 834-6081; If to Morgan
                                   Stanley, to:  1585 Broadway, 2nd Floor,
                                   New York, New York 10036, Attention:
                                   Medium-Term Note Trading Desk, Carlos
                                   Cabrera, Telephone: (212) 761-2000,
                                   Telecopier:  (212) 761-8846; if to First
                                   Chicago, to: One First National Plaza, Suite
                                   0463,

                                   Chicago, Illinois 60670, Attention: Richard
                                   Morton, (312) 732-5576, telecopier:  (312)
                                   732-1033; if to the Trustee, to:  The Chase
                                   Manhattan Bank, 450 W. 33rd Street, New York, New York 10001, Attention: Global Trust Services - 15th Floor, Attention: Joanne Adamis, (212) 946-3040, telecopier:
                                   (212) 946-8156. For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to Brown & Wood LLP at One World Trade Center, New York, New York 10048, Attention: John Newman, Telephone: (212) 839-5336,
                                   Telecopier: (212) 839-5599.

                                   In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") under the 1933 Act, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:                        The receipt of immediately available funds
                                   by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                                   "settlement." Offers accepted by the Company will be settled in three Business Days, or at a time as the purchaser, the applicable
                                   Agent and the Company shall agree, pursuant to the timetable for settlement set forth below under "Settlement Procedures" (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the Settlement
                                   Procedures with respect to a particular offer are not completed on or before the time set forth under the "Settlement Procedures
                                   Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser, the applicable Agent and the Company shall agree.

                                   The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and such Agent.

Delivery of Prospectus and appli-  A copy of the most recent Prospectus
cable Pricing Supplement:          covering the Notes and applicable Pricing
                                   Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent. Delivery of the Prospectus and Pricing Supplement shall be the responsibility of the Offering Agent.

Settlement Procedures:             Settlement Procedures with regard to each
                                   Note purchased by each Agent, as principal, or sold by each Agent, as agent of the Company, will be as follows:

                                   A.  The Offering Agent will advise the
                                       Company by telephone, confirmed by
                                       facsimile or appropriate electronic
                                       media, of the following Settlement
                                       information:

                                       1.   Principal amount of the Note.

                                       2.   Initial Interest Rate, Initial
                                            Interest Rate Period, first
                                            Interest Rate Adjustment Date,
                                            Interest Payment Date(s) and
                                            Record Date(s) in respect of
                                            the Initial Interest Rate
                                            Period, and Redemption or
                                            Repayment provisions, if any,
                                            applicable to the Initial
                                            Interest Rate Period.

                                       3.   Price to public, if any, of
                                            the Note (or whether the Note
                                            is being offered at varying
                                            prices relating to prevailing
                                            market prices at time of
                                            resale as determined by the
                                            Offering Agent).

                                       4.   Trade Date.

                                       5.   Settlement Date (Original
                                            Issue Date).

                                       6.   Stated Maturity.

                                       7.   Net proceeds to the Company.

                                       8.   The Offering Agent's commission or
                                            underwriting discount.

                                       9.   Whether such Note is being sold to
                                            the Offering Agent as principal or
                                            to an investor or other purchaser
                                            through the Offering Agent acting
                                            as agent for the Company.

                                       10.  Whether such Note is being issued
                                            at a discount and the terms thereof
                                            (provided that no Note shall be
                                            issued with "original issue
                                            discount" within the meaning of the
                                            Internal Revenue Code of 1986, as
                                            amended).

                                       11.  Identification number of DTC
                                            participant account maintained on
                                            behalf of the Offering Agent.

                                       12.  Such other information specified
                                            with respect to the Note.

                                   B.  The Trustee will assign a CUSIP number
                                       to the Note (which CUSIP number assigned to each Note shall consist of the base issuer number and three additional positions to form a CUSIP number unique to that issuance) after being advised by the Company by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent and the name of the Offering Agent. Such transmission shall be accompanied or immediately followed by a Company Order instructing the Trustee to authenticate the book-entry note representing the Note and record the initial terms of the Note on Annex A in accordance with the terms of the Notes.

                                   C.  The Trustee will communicate to DTC and
                                       the Offering Agent through DTC's
                                       Participant Terminal System same-day
                                       settlement issuance instructions
                                       specifying the following settlement
                                       information:

                                       1.  The information set forth in
                                           Settlement Procedure A.

                                       2.  Identification numbers of the
                                           participant accounts maintained by
                                           DTC on behalf of the Trustee and
                                           the Offering Agent.

                                       3.  Initial Interest Payment Date for
                                           such Note, number of days by which
                                           such date succeeds the related
                                           record date for DTC purposes and,
                                           if then calculable, the amount of
                                           interest payable on such Interest
                                           Payment Date.

                                       4.  CUSIP number of the Note.

                                       5.  Such other information as DTC may
                                           require in accordance with its
                                           procedures as in effect from time
                                           to time in order to enter an SDFS
                                           (as defined in Part III below)
                                           deliver order through DTC's
                                           Participant Terminal System (i)
                                           debiting such Note to the Trustee's
                                           participant account and crediting
                                           such Note to the participant account
                                           of the Offering Agent maintained by
                                           DTC and (ii) debiting the settlement
                                           account of the Offering Agent and
                                           crediting the settlement account of
                                           the Trustee maintained by DTC, in
                                           an amount equal to the price of
                                           such Note less such Offering Agent's
                                           discount or underwriting commission,
                                           as applicable.

                                   DTC will arrange for each pending
                                   deposit message described above to
                                   be transmitted to the CUSIP
                                   Service Bureau in the case of any
                                   Note with an Initial Interest Rate
                                   Period of more than 270 days.

                                   D.  The Trustee will complete Annex A to
                                       and authenticate the book-entry note
                                       representing the Note.

                                   E.  DTC will credit such Note to
                                       the participant account of the
                                       Trustee maintained by DTC.

                                   F.  The Trustee will enter the
                                       SDFS deliver order to (i)
                                       debit the Note to the
                                       Trustee's participant account
                                       and credit such Note to the
                                       participant account of the
                                       Offering Agent and (ii) debit
                                       the settlement account of the
                                       Offering Agent and credit the
                                       settlement account of the
                                       Trustee.

                                   G.  In the case of Notes sold through the
                                       Offering Agent, as  agent, the
                                       Offering Agent will enter an SDFS
                                       deliver order through DTC's
                                       Participant  Terminal System
                                       instructing  DTC (i) to debit such
                                       Note to  the Offering Agent's
                                       participant account and credit such
                                       Note to the participant account of
                                       the DTC participants maintained by
                                       DTC, (ii) to debit the settlement
                                       accounts of such DTC participants and
                                       credit the settlement account of the
                                       Offering Agent maintained by DTC in
                                       an amount equal to the initial public
                                       offering price of such Note.  In any
                                       case, the Offering Agent, acting as
                                       agent or as principal, will enter an
                                       SDFS deliver order instructing DTC to
                                       debit the settlement account of the
                                       Offering Agent and credit the
                                       settlement account of the Trustee in
                                       such amount less the Offering Agent's
                                       discount or commission.

                                   H.  Transfers of funds in accordance with
                                       SDFS deliver orders described in
                                       Settlement Procedures F and G will be
                                       settled in accordance with SDFS
                                       operating procedures in effect on the
                                       Settlement Date.

                                   I.  Upon receipt, the Trustee will pay the
                                       Company, by wire transfer of
                                       immediately available funds to an
                                       account specified by the Company to
                                       the Trustee from time to time, in the
                                       amount transferred to the Trustee in
                                       accordance with Settlement Procedure F.

                                   J.  The Trustee will send a copy of the
                                       book-entry note representing the Note
                                       by first class mail to the Company
                                       together with a statement setting
                                       forth the principal amount of Notes
                                       Outstanding as of the related
                                       Settlement Date after giving effect
                                       to such transaction and all other
                                       offers to purchase Notes of which the
                                       Company has advised the Trustee but
                                       which have not yet been settled.

                                   K.  If the Note was sold through the
                                       Offering Agent, as agent, the
                                       Offering Agent will confirm the
                                       purchase of such Note to the investor
                                       or other purchaser either by
                                       transmitting to the DTC participant
                                       with respect to such Note a
                                       confirmation order through DTC's
                                       Participant Terminal System or by
                                       mailing a written confirmation to
                                       such investor or other purchaser.

Settlement Procedures Timetable:   For offers to purchase Notes accepted by
                                   the Company, Settlement Procedures "A"
                                   through "K" set forth above shall be
                                   completed as soon as possible but not
                                   later than the respective times (New York
                                   City time) set forth below:

                                       SETTLEMENT
                                       PROCEDURE
                                       TIME
                                       -----------
                                            A              11:00 a.m. on
                                                           the trade date
                                                           or within one
                                                           hour following
                                                           the trade
                                            B              12:00 noon on
                                                           the trade date
                                                           or within one
                                                           hour following
                                                           the trade
                                            C              No later than
                                                           the close of
                                                           business on the
                                                           Business Day
                                                           prior to the
                                                           trade date, in
                                                           the case of
                                                           pending
                                                           instructions,
                                                           and otherwise
                                                           between 8:00
                                                           a.m. and 1:30
                                                           p.m. on the
                                                           Settlement Date
                                            D              9:00 a.m. on
                                                           Settlement Date
                                            E              3:00 p.m. on
                                                           Settlement Date
                                            F-G            No later than 3:00
                                                           p.m. on Settlement
                                                           Date
                                            H              4:00 p.m. on
                                                           Settlement Date
                                            I-K            5:00 p.m. on
                                                           Settlement Date


                                   Settlement Procedure H is subject to
                                   extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                   If settlement of a Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:                 If the Trustee fails to enter an SDFS
                                   deliver order with respect to a Note
                                   pursuant to Settlement Procedure F, the
                                   Trustee may deliver to DTC, through DTC's
                                   Participant Terminal System, as soon as
                                   practicable a withdrawal message
                                   instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Notes that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes evidenced by a global Note, the Trustee will mark such global Note "canceled", make appropriate entries in its records and send certificate of destruction of such canceled global Note to the Company. The
                                   CUSIP number assigned to such global Note shall, in accordance with CUSIP Service
                                   Bureau procedures, be canceled and not
                                   immediately reassigned.  If withdrawal
                                   messages are processed with respect to a portion of the Notes represented by a single global Note, the Trustee will exchange such global Note for two Notes, one of which shall represent the Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered global Note and shall bear the CUSIP number of the surrendered global Note.

                                   In the case of any Note sold through the Offering Agent, as agent, if the purchase price for any Note is not timely paid to the DTC participants with respect to such Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such DTC participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                                   Notwithstanding the foregoing, upon any
                                   failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a global

                                   Note representing such remaining Notes and will make appropriate entries in its records.

                  PART II: PROCEDURES FOR REMARKETING OF NOTES

Conversions:                       As long as the Notes are in the Short Term
                                   Rate Mode or the Long Term Rate Mode, the
                                   Company may change the Interest Rate Mode or Interest Rate Period at its option in the manner described in the Notes. Any
                                   Conversion Notice or Floating Interest
                                   Rate Notice must be received by the
                                   Trustee and the Remarketing Agent from the Company in the manner and within the time period prescribed in the Notes.

                                   With respect to proposed conversions into a Long Term Rate Period, notice of revocation or change by the Company must be received by the Trustee and the Remarketing Agent prior to 4:00 p.m., New York City time, on the third Business Day preceding the Interest Rate Adjustment Date. With respect to proposed conversions into a Short Term Rate Period, notice of revocation or change by the Company must be received by the Trustee and the Remarketing Agent prior to 9:30 a.m., New York City time, on the Interest Rate Adjustment Date.

Remarketing Procedures:            The Trustee will keep a record of the
                                   Remarketing Agent with respect to each
                                   Note.

                                   Unless the context otherwise requires,
                                   references herein to "interest rate"
                                   include the Spread (if any) and Spread
                                   Multiplier (if any), in the case of Notes being remarketed at a floating interest rate.

                                   In connection with any Note that is being remarketed into a Short Term Rate Period on the next Interest Rate Adjustment Date for such Note, by 12:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will determine the interest rate for such Note to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period.

                                   In connection with any Note that is being remarketed into a Long Term Rate Period on the next Interest Rate Adjustment Date for such Note, by 4:00 p.m., New York City time, on the third Business Day preceding such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for such Note to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period, in the case of a fixed interest rate, and the Spread, if any, or Spread Multiplier, if any, in the case of a floating interest rate; provided that, if for any reason the Remarketing Agent is unable to determine such interest rate at such time, the next Interest Rate Period for such Note shall be a Weekly Rate Period or such other Short Term Rate Period as the Company may determine by 9:30 a.m., New York City time, on such Interest Rate Adjustment Date.

                                   By 12:30 p.m., New York City time, on the
                                   Interest Rate Adjustment Date for any
                                   Note, the applicable Remarketing Agent
                                   will notify the Company and the Trustee in writing (which may include facsimile or appropriate electronic media), of (i) the interest rate and Interest Rate Adjustment Date applicable to such Note and all other Notes for which such Remarketing Agent is responsible for remarketing for the next Interest Rate Period, (ii) the Interest Payment Dates (in the case of Notes in the Long Term Rate Mode), (iii) the aggregate principal amount of all tendered Notes for which such Remarketing Agent is responsible on such date, (iv) the aggregate principal amount of tendered Notes that such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof and (v) such other information as is contemplated by
                                   Section 4(e) of the Remarketing Agreement and also such information as the Trustee may require for settlement purposes.

                                   With respect to a remarketing into a Long
                                   Term Rate Period, if by 4:00 p.m., New
                                   York City time, on the third Business Day preceding the Interest Rate Adjustment Date the Remarketing Agent is unable to determine the interest rate for any Note subject to such remarketing at such time, the next Interest Rate Period for such Note shall be a Weekly Rate Period or such other Short Term Rate Period as the Company may determine by 9:30 a.m., New York City time, on the Interest Rate Adjustment Date.

                                   By telephone or in writing (including
                                   facsimile or appropriate electronic media) not later than approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of Notes remarketed on such date (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of Notes that such purchaser is to purchase.

                                   The applicable Remarketing Agent shall
                                   supply to any Beneficial Owner upon
                                   request information regarding the interest rate, and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread, if any, and Spread Multiplier, if any, Interest Rate Period and next Interest Rate Adjustment Date and other terms applicable to such Beneficial Owner's Notes.

Settlement Procedures for          Remarketing Settlement Procedures for each
  Remarketings:                    Note will be as follows:

                                   A.  All tendered Notes will be
                                       automatically delivered to the
                                       account of the Trustee by book entry
                                       through DTC pending payment of the
                                       purchase price or redemption price
                                       therefor, on the Interest Rate
                                       Adjustment Date relating thereto.

                                   B.  By 12:30 p.m., New York City time, on
                                       the Interest Rate Adjustment Date for
                                       the Note, the applicable Remarketing
                                       Agent will notify the Company and the
                                       Trustee in writing (which may include
                                       facsimile or appropriate electronic
                                       media), of (i) the interest rate and
                                       Interest Rate Adjustment Date
                                       applicable to such Note and all other
                                       Notes for which such Remarketing Agent
                                       is responsible for remarketing for the
                                       next Interest Rate Period, (ii) the
                                       Interest Payment Dates (in the case of
                                       Notes in the Long Term Rate Mode),
                                       (iii) the aggregate principal amount
                                       of all tendered Notes for which such
                                       Remarketing Agent is responsible on
                                       such date, (iv) the aggregate
                                       principal amount of tendered Notes
                                       that such Remarketing Agent was able
                                       to remarket, at a price equal to 100%
                                       of the principal amount thereof and
                                       (v) such other information as is
                                       contemplated by Section 4(e) of the
                                       Remarketing Agreement and also such
                                       information as the Trustee may require
                                       for settlement purposes.

                                   C.  Immediately after receiving notice
                                       from the Remarketing Agent as provided
                                       in B above, and not later than 1:30
                                       p.m., New York City time, the Trustee
                                       will assign a CUSIP number to the Note
                                       (which CUSIP number assigned to each
                                       Note shall consist of the base issuer
                                       number and three additional positions
                                       to form a CUSIP number unique to that
                                       remarketing) after being notified by
                                       the Remarketing Agent as provided in
                                       Remarketing Settlement Procedure B
                                       above and notify the Remarketing Agent
                                       in writing.

                                   D.  Immediately after assigning the CUSIP
                                       number as provided in C above and not
                                       later than 1:30 p.m., New York City
                                       time, the Trustee will communicate to
                                       DTC and the Remarketing Agent through
                                       DTC's Participant Terminal System
                                       same-day settlement issuance
                                       instructions specifying the following
                                       settlement information:

                                       1.   The information set forth in the
                                            Remarketing Settlement Procedure
                                            B(i) and the principal amount of
                                            the Note.

                                       2.   Identification numbers of the
                                            participant accounts maintained by
                                            DTC on behalf of the Remarketing
                                            Agent and the Trustee.

                                       3.   Next Interest Payment Date for
                                            such Note, number of days by which
                                            such date succeeds the related
                                            record date for DTC purposes and,
                                            if then calculable, the amount of
                                            interest payable on such Interest
                                            Payment Date.

                                       4.   CUSIP number of the Note.

                                       5.   Such other information as DTC may
                                            require in accordance with its
                                            procedures as in effect from time
                                            to time in order to enter SDFS
                                            deliver orders through DTC's
                                            Participant Terminal System (i)
                                            debiting such Note to the
                                            Trustee's participant account and
                                            crediting such Note to the
                                            participant account of
                                            Remarketing Agent (for crediting
                                            to the account of the purchaser)
                                            maintained by DTC, (ii) debiting
                                            the settlement account of the
                                            Remarketing Agent's participant
                                            and crediting the settlement
                                            account of the Trustee and (iii)
                                            debiting the settlement account
                                            of the Trustee and crediting the
                                            settlement account of the
                                            Beneficial Owner maintained by
                                            DTC, in an amount equal to 100%
                                            of the principal amount of such
                                            Note.

                                   E.  The Trustee will make the appropriate
                                       computer entries of the Note to
                                       reflect the results of the remarketing
                                       of such Note.  The Trustee will
                                       preserve for record-keeping purposes
                                       copies of the information provided by
                                       the Remarketing Agent as described
                                       above or by the Company in any
                                       Conversion Notice or Floating Interest
                                       Rate Notice and make such copies
                                       available to the Company and the
                                       Remarketing Agent upon request.

                                   F.  Each purchaser of Notes in a
                                       remarketing must give instructions to
                                       its DTC Participant to pay the
                                       purchase price therefor in same day
                                       funds to the applicable Remarketing
                                       Agent (or to the Trustee) against
                                       delivery of the principal amount of
                                       such Notes by book entry through DTC
                                       by 3:00 p.m., New York City time, on
                                       the Interest Adjustment Date. The
                                       Remarketing Agent will make or use its
                                       reasonable efforts to cause to be made
                                       payment of such amount to the Trustee
                                       by book-entry through DTC to
                                       facilitate settlement as described in
                                       G below.

                                   G.  The Trustee will make payment by
                                       book-entry settlement with DTC to
                                       enable DTC to make payment to the DTC
                                       Participant of each tendering
                                       Beneficial Owner of Notes subject to a
                                       remarketing, by book entry through DTC
                                       by the close of business on the
                                       Interest Rate Adjustment Date against
                                       delivery through DTC of such
                                       Beneficial Owner's tendered Notes, of:
                                       (i) the purchase price for such
                                       tendered Notes that have been sold in
                                       the remarketing, and (ii) if any such
                                       Notes were subject to purchase as
                                       described under "Failed Remarketings"
                                       below, the purchase price of such
                                       Notes plus accrued interest, if any,
                                       to such date.

                                    PAYMENT OF INTEREST. Interest payable on any Note on any Interest Rate Adjustment Date will be paid in accordance with the procedures set forth in Part IV below.

                                    The Remarketing Agents may, in accordance with the Notes, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

                                    Not later than the Business Day following the Interest Rate Adjustment Date, the Trustee shall confirm to DTC the interest rate for the following Interest Rate Period.

Failed Remarketings:                By 12:15 p.m., New York City time, on any
                                    Interest Rate Adjustment Date, the
                                    applicable Remarketing Agent shall notify the Company and the Trustee in writing
                                    (which includes facsimile or appropriate electronic media), of the principal amount of Notes that such Remarketing
                                    Agent was unable to remarket at a price
                                    equal to 100% of the principal amount
                                    thereof plus accrued interest, if any, on such date. Such notice will constitute a demand on the Company to purchase such unremarketed Notes at an aggregate purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any.

                                    The Company will deposit same-day funds
                                    with the Trustee by 3:00 p.m., New York
                                    City time, on such Interest Rate
                                    Adjustment Date, in an amount equal to
                                    the principal amount of such unremarketed
                                    Notes plus accrued and unpaid interest,
                                    if any.

                    PART III: DTC PROCEDURES FOR INITIAL ISSUANCE AND REMARKETING OF NOTES


    In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated May 3, 1996 (the "Letter of Representations"), and a Certificate Agreement, dated March 10, 1989, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                          All Notes issued having the same Offering
                                   Agent, Original Issue Date, Initial
                                   Interest Rate, Initial Interest Rate

                                   Period and Stated Maturity and other
                                   terms will be represented initially by a single global security in fully registered form without coupons. All such initial terms will be recorded by the Trustee on Annex A to such global security. The terms of remarketing from time to time will be evidenced by the records maintained by the Trustee.

                                   All Notes subsequently remarketed on the same Interest Adjustment Date in the same Interest Rate Mode having the same Interest Rate, Interest Rate Period and other terms will be represented by a single global Note.

                                   Each Note will be dated and issued as of the date of its authentication by the Trustee. The date from which interest will begin to accrue with respect to each Note will be (a) with respect to an original Note (or any portion thereof), its Original Issue Date and (b) with respect to any Note (or portion thereof) issued subsequently upon exchange of a Note or in lieu of a destroyed, lost or stolen Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Note or Notes), regardless of the date of authentication of such subsequently issued Note. No global Note shall represent any Note issued in certificated form.

Identification:                    The Company has arranged with the CUSIP
                                   Service Bureau of Standard & Poor's
                                   Rating Group (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to the Medium Term Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers.

                                   The Trustee will assign CUSIP numbers to the Notes upon initial issuance and remarketing as described above and then advise the Company by telephone and facsimile transmission or other electronic transmission of such CUSIP number, after receiving from the Company the information specified in Part I or, as the case may be, Part II above.

                                   DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to the Medium Term Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Medium Term Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to the Medium Term Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:                      Unless otherwise specified by DTC, each
                                   Note will be registered in the name of
                                   Cede & Co., as nominee for DTC, on the
                                   register maintained by the Trustee under the Indenture. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "DTC participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such DTC participants, a credit balance with respect to such Note in the account of such DTC participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such DTC participants or through the separate records of such DTC participants and one or more indirect participants in DTC.

Transfers:                         Transfers of beneficial ownership
                                   interests in a Note will be accomplished by book entries made by DTC and, in turn, by DTC participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Denominations:                     All Notes will be denominated in U.S.
                                   dollars.  Notes will be issued in
                                   denominations of $100,000 and integral
                                   multiples of $1,000 in excess thereof.

                      PART IV:  INTEREST AND PRINCIPAL PAYMENTS


    Principal of each Note will be repayable by the Company only at the Stated Maturity thereof or upon earlier repayment at the option of the holders thereof (if applicable), upon earlier redemption at the option of the Company or upon Special Mandatory Purchase, in each case in accordance with the terms of Notes. Each Note initially will earn interest at the Initial Interest Rate for the Initial Interest Rate Period specified in the applicable Pricing Supplement. Thereafter, while a Note is in the Short Term Rate Mode, it will earn interest during each Short Term Rate Period at fixed rates established by the Remarketing Agent on the first day of such Short Term Rate Period. While a Note is in the Long Term Rate Mode, it will earn interest during each Long Term Rate Period at fixed rates established prior to the commencement of such Long Term Rate Period and/or rates established on the first day of such Long Term Rate Period and reset at intervals established by the Remarketing Agent with the consent of the Company prior to the commencement of such Long Term Rate Period by reference to an Interest Rate Basis or Interest Rate Bases established by the Company prior to the commencement of such Long Term Rate Period as adjusted by a Spread, if any, and a Spread Multiplier, if any, established prior to the commencement of such Long Term Rate Period by the Remarketing Agent.

Floating Interest Rates:           Unless otherwise specified in the
                                   applicable Pricing Supplement, with the
                                   consent of the Remarketing Agent, a
                                   floating interest rate will apply to any Long Term Rate Period for a Note specified by the Company upon receipt by the Trustee and the Remarketing Agent of a notice in or confirmed in writing (a "Floating
                                   Interest Rate Notice") from the Company
                                   not less than eleven (11) Business Days
                                   prior to the Interest Rate Adjustment Date for such Long Term Rate Period. Each
                                   Floating Interest Rate Notice must state each Note to which it relates and the Long
                                   Term Rate Period to which it relates, and must also state that the Beneficial Owners of each such Note will be deemed to have tendered each such Note as of the Conversion Date and will not be entitled to further accrual of interest on each such Note after such date. Each Floating
                                   Interest Rate Notice must also state
                                   whether the floating interest rate is a
                                   "Regular Floating Rate," a "Floating
                                   Rate/Fixed Rate" or an "Inverse Floating
                                   Rate," the Fixed Rate Commencement Date, if applicable, the Fixed Interest Rate, if applicable, the Interest Rate Basis or Bases, the Initial Interest Rate, if any, the Initial Interest Reset Date, the
                                   Interest Reset Period and Dates, the
                                   Interest Payment Period and Dates, the
                                   Index Maturity and the Maximum Interest
                                   Rate and/or the Minimum Interest Rate, if any. If one or more of the applicable
                                   Interest Rate Bases is LIBOR or the CMT
                                   Rate, the Floating Interest Rate Notice
                                   will also specify the Index Currency and Designated LIBOR Page or the Designated
                                   CMT Maturity Index and Designated CMT
                                   Telerate Page, respectively.

Interest Rate Bases applicable to
  Floating Interest Rates:         Floating interest rates will be determined
                                   by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh
                                   District Cost of Funds Rate, the Federal
                                   Funds Rate, LIBOR, the Prime Rate, the
                                   Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable Floating Interest Rate
                                   Notice or by reference to two or more such rates, as adjusted by the applicable
                                   Spread and/or Spread Multiplier, if any.

Redemption:                        The Notes will be subject to redemption by
                                   the Company in accordance with the terms of the Notes. Terms of redemption, if any, during the Initial Interest Rate
                                   Period for any Note will be fixed at the time of sale of such Note and set forth in the applicable Pricing Supplement.

Repayment:                         The Notes will be subject to repayment by
                                   the Company at the option of the holders thereof in accordance with the terms of the Notes. Terms of repayment, if any, during the Initial Interest Rate Period for any Note will be fixed at the time of sale of such Note and set forth in the applicable Pricing Supplement.

Calculation of Interest:           Unless otherwise set forth in the
                                   applicable Note, Interest (including
                                   payments for partial periods) on Notes
                                   bearing interest at a fixed rate during a Long Term Rate Period will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                                   Floating interest rates will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                                   Interest earned on a Note during a Short
                                   Term Rate Period and interest earned at a floating rate during a Long Term Rate Period will be calculated by multiplying the principal amount of such Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the Note is in a Short Term Rate Period or if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest:                          GENERAL.  Each Note will bear interest in
                                   accordance with its terms.  Unless
                                   otherwise provided in the applicable
                                   Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to, but excluding, the applicable
                                   Interest Payment Date, Interest Rate
                                   Adjustment Date or the Stated Maturity
                                   Date or date of earlier redemption (the

                                   Stated Maturity or date of earlier
                                   redemption is referred to herein as the
                                   "Maturity Date" with respect to the
                                   principal repayable on such date).

                                   Each Interest Rate Adjustment Date shall be a Business Day (as defined below). Except as provided below, if an Interest Payment Date or the Maturity Date with respect to any Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. In the case of a Note bearing interest at a floating rate for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that, with respect to Notes bearing interest at a floating rate for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means (i) if the currency (including composite currencies) specified in the applicable Floating Interest Rate Notice as the currency (the "Index Currency") for which LIBOR is calculated is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market; it being understood that if no such currency or composite currency is specified in the applicable Floating Interest Rate Notice, the Index Currency shall be U.S. dollars.

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
                                   REGULAR RECORD DATES. In the case of the Initial Interest Rate Period, the Record Dates will be specified in the applicable Pricing Supplement or, if not so specified, the Business Day next preceding the related Interest Payment Date. Thereafter, unless otherwise specified in the applicable Pricing Supplement, the Record Date for each Interest Payment Date will be (y) in the case of each Short Term Rate Period, the Business Day next preceding such Interest Payment Date, and
                                   (z) in the case of each Long Term Rate
                                   Period, the 15th day (whether or not a
                                   Business Day) prior to such Interest
                                   Payment Date.

                                   INTEREST PAYMENT DATES. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date.

                                   Interest on each Note during the Initial
                                   Interest Rate Period will be payable on
                                   the Interest Payment Date or Dates
                                   specified in the applicable Pricing
                                   Supplement. Thereafter, unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for such Note will be determined as follows:
                                   (i) interest with respect to each Short
                                   Term Rate Period will be payable on the
                                   Business Day next following such Short
                                   Term Rate Period; and (ii) interest with respect to each Long Term Rate Period will be payable no less than semiannually on such dates as are established by the Company and the Remarketing Agent prior to the commencement of each Long Term Rate Period in the case of a fixed interest rate, and as specified in the applicable Floating Interest Rate Notice in the case of a floating interest rate.

Payments of Principal and  Interest
 (other than Special
  Mandatory Purchase):             PAYMENTS OF INTEREST ONLY.  Promptly
                                   after each Regular Record Date, the
                                   Trustee will deliver to the Company a
                                   written notice specifying by CUSIP number the amount of interest to be paid on each Note on the following Interest Payment
                                   Date (other than an Interest Payment Date

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
                                   coinciding with the Maturity Date) and the total of such amounts. The Trustee and DTC will confirm the amount payable on each Note on such Interest Payment Date in accordance with DTC's procedures as in effect from time to time. On or before such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Notes (other than on the Maturity
                                   Date) at the times and in the manner set forth below under "Manner of Payment".

                                   PAYMENTS AT MATURITY.  Not less than 15
                                   days nor more than 60 days prior to the
                                   Maturity Date of any Note (subject to the Trustee having received prior notice of redemption, if applicable), the Trustee will deliver to the Company a written list of principal, premium, if any, and interest to be paid on each such Note.
                                   The Trustee and the Company will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Note on or about the fifth Business Day preceding the Maturity Date of such Note. The Trustee and DTC will confirm such amounts in accordance with DTC's procedures as in effect from time to time. On or before the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Notes, together with premium, if any, and interest due on the Maturity Date, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Note, the Trustee will cancel such Note and deliver to the Company an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Notes as of the close of business on the immediately preceding Business Day.

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

                                   MANNER OF PAYMENT.  The total amount of
                                   any principal, premium, if any, and
                                   interest due on Notes on any Interest
                                   Payment Date or the Maturity Date, as the case may be, shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Notes to an account specified by the Trustee. Thereafter on such date, DTC will debit the account of the Trustee and pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective DTC participants in whose names the beneficial interests in such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes.

                                   WITHHOLDING TAXES.  The amount of any
                                   taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the DTC participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

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

Payments of Principal and Interest
 (Special Mandatory Purchase):     Upon notice to the Company by a Remarketing
                                   Agent of a failed remarketing of a Note on any Interest Rate Adjustment Date, as described in Part II above, the Company will pay in immediately available funds by deposit to the account of the Trustee an amount sufficient to pay 100% of the principal amount of such Note subject to Special Mandatory Purchase, plus accrued and unpaid interest, if any, and upon receipt of such funds the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest, if any, due at such Interest Rate Adjustment Date, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest, if any, due on such Interest
                                   Rate Adjustment Date, the Company may
                                   cause the Trustee to cancel the Note in
                                   accordance with the Indenture, subject to
                                   Section 309 thereof.

                                   MANNER OF PAYMENT.  The total amount of
                                   any principal and interest, if any, due on Notes subject to Special Mandatory Purchase on any Interest Rate Adjustment Date shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 3:00 p.m., New York City time, on such date. The Company will make such payment on such Note to the account specified by the Trustee. Thereafter on such date, DTC will debit the account of the Trustee and pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective DTC participants in whose names such Note is recorded in the book-entry system maintained by DTC. Neither the Company, the Trustee nor the Remarketing Agent shall have any responsibility or liability for the payment by DTC of the principal of, or interest, if any, on, the Note to such DTC participants.


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